UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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The Procter & Gamble Company

(Name of Registrant as Specified In Its Charter)

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SHAREOWNER SERVICES
P.O. BOX 64945
ST. PAUL, MN 55164-0945

D58639-P60359

Your **Vote** Counts!

THE PROCTER & GAMBLE COMPANY

2021 Annual Meeting

Vote by October 11, 2021 11:59 PM ET. For shares held in certain plans, vote by October 7, 2021 4:00 PM ET.

You invested in THE PROCTER & GAMBLE COMPANY and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on October 12, 2021.

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to September 28, 2021. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*Please check the meeting materials for any special requirements for meeting attendance.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	ELECTION OF DIRECTORS

Nominees:

1a.	B. Marc Allen	For

1b.	Angela F. Braly	For

1c.	Amy L. Chang	For

1d.	Joseph Jimenez	For

1e.	Christopher Kempczinski	For

1f.	Debra L. Lee	For

1g.	Terry J. Lundgren	For

1h.	Christine M. McCarthy	For

1i.	Jon R. Moeller	For

1j.	David S. Taylor	For

1k.	Margaret C. Whitman	For

1l.	Patricia A. Woertz	For

2.	Ratify Appointment of the Independent Registered Public Accounting Firm	For

3.	Advisory Vote to Approve the Company’s Executive Compensation (the “Say on Pay” vote)	For

4.	Shareholder Proposal - Inclusion of Non-Management Employees on Director Nominee Candidate Lists	Against

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D58640-P60359